Exhibit 10.13.2

RESTRICTED STOCK AWARD AGREEMENT FOR
CHESAPEAKE ENERGY CORPORATION
LONG TERM INCENTIVE PLAN
THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) entered into as of the grant date set forth on the attached Notice of Grant of Award and Award Agreement (the “Notice”), by and between Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and the participant named on the Notice (the “Participant”);
W I T N E S S E T H:
WHEREAS, the Participant is an Employee or Consultant, and it is important to the Company that the Participant be encouraged to remain an Employee or Consultant; and
WHEREAS, the Company has previously adopted the Chesapeake Energy Corporation Long Term Incentive Plan (the “Plan”); and
WHEREAS, the Company has awarded the Participant shares of Common Stock under the Plan, as set forth on the Notice, subject to the terms and conditions of this Agreement; and
NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Participant and the Company agree as follows:
1.The Plan. The Plan, a copy of which has been made available to the Participant, is hereby incorporated by reference herein and made a part hereof for all purposes, and when taken with this Agreement shall govern the rights of the Participant and the Company with respect to the Award (as defined below). Any capitalized terms used but not defined in this Agreement have the same meanings given to them in the Plan.
2.Grant of Award. The Company hereby awards to the Participant the number of shares of Common Stock set forth on the Notice, on the terms and conditions set forth herein and in the Plan (the “Award”).
3.Terms of Award.
(a)Escrow of Shares. A certificate, or book-entry equivalent representing the shares of Common Stock subject to the Award (the “Restricted Stock”) shall be issued in the name of the Participant and shall be escrowed with the Secretary of the Company (the “Escrow Agent”) subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.
(b)Vesting. The shares of Restricted Stock will vest based on the Participant’s continuous employment with or service to the Company, a Subsidiary or Affiliated Entity in accordance with the vesting schedule set forth on the Notice. Once vested pursuant to the terms of this Agreement, the Restricted Stock shall be deemed “Vested Stock.”

(c)Voting Rights and Dividends. The Participant shall not have the voting rights attributable to the shares of Restricted Stock issued under this Award. Subject to the restrictions on transfer, forfeiture and voting rights set forth in this Agreement, the Participant will have customary rights of a shareholder attributable to the shares of Restricted Stock issued in an Award pursuant to this Agreement, including the right to receive dividends on the shares. Participant appoints the Company to be Participant’s agent to receive for Participant dividends on shares based on record dates that occur while the shares are subject to restriction under this Agreement. The Company will transmit such dividends, net of required taxes pursuant to section 8, to or for the account of Participant in such manner as the Company determines; provided that the Participant is an Employee or Consultant as of the dividend payment date.
(d)Vested Stock - Removal of Restrictions. Upon Restricted Stock becoming Vested Stock, all restrictions shall be removed from the Stock and the Secretary of the Company shall deliver to the Participant shares either in certificate form or via D.W.A.C. (delivery/withdrawal at custodian) representing such Vested Stock free and clear of all restrictions, except for any applicable securities laws restrictions or restrictions pursuant to the Company’s Insider Trading Policy.
(e)Forfeiture. Restricted Stock that does not become Vested Stock pursuant to the terms of this Agreement shall be absolutely forfeited and the Participant shall have no future interest therein of any kind whatsoever. In the event the Participant’s employment with or service to the Company, a Subsidiary or an Affiliated Entity terminates prior to all shares of Restricted Stock becoming Vested Stock, then such unvested shares of Restricted Stock shall be absolutely forfeited on the date of termination and the Participant shall have no further interest therein of any kind whatsoever. The Committee may, in its discretion, accelerate the vesting of the Restricted Stock in the event of the Participant’s death, Disability or termination due to special circumstances (as determined by the Committee in its sole discretion).
4.Fundamental Transaction; Change of Control. In accordance with the terms of the Plan, all Restricted Stock that becomes Vested Stock upon the occurrence of a Fundamental Transaction or a Change of Control shall be delivered to the Participant in certificate form or via D.W.A.C. free and clear of all restrictions, except for any applicable securities law restrictions.
5.Subsidiary Change of Control or Fundamental Transaction. If (a) the Participant is an employee of a Subsidiary or an Affiliated Entity (each a “CHK Entity”), upon the occurrence of a Fundamental Transaction or a Change of Control of such CHK Entity (as if the terms Fundamental Transaction or Change of Control defined under the Plan applied to such CHK Entity), and (b) immediately following and in connection with such Fundamental Transaction or Change of Control the Participant is not an employee of the Company or a CHK Entity (other than by reason of the Participant’s resignation, death or Disability), then all restrictions on outstanding Restricted Stock shall lapse and the provisions of Section 4 of this Agreement shall apply.
6.CHKM Change of Control or Certain Divestitures of Control of CHKM. If (a) (i) a CHKM Change of Control (as defined in Exhibit A) occurs or (ii) the Committee determines, in its sole discretion, that none of the Company, its Subsidiaries or Affiliated entities continues to control CHKM GP after any change in beneficial ownership of Chesapeake Midstream GP, L.L.C.

(“CHKM GP”), (b) at the time of either such event described in clause (a)(i) or (a)(ii) above (a “CHKM Divestiture”), the Participant also holds an outstanding award under the Chesapeake Midstream Long-Term Incentive Plan (or a successor plan thereto), and (c) immediately following and in connection with a CHKM Divestiture, the Participant will not be an employee of the Company or a CHK Entity (which, for this purpose and for the avoidance of doubt, excludes CHKM GP, Chesapeake Midstream Partners, L.P. (“CHKM”) and its Subsidiaries) other than by reason of the Participant’s resignation, death or Disability, then, upon the occurrence of such CHKM Divestiture, all restrictions on outstanding Restricted Stock shall lapse and the provisions of Section 4 of this Agreement shall apply.
7.Nontransferability of Award. Restricted Stock is not transferable other than by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, Restricted Stock contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, any may, at the sole discretion of the Committee, result in forfeiture of the Restricted Stock involved in such attempt.
8.Withholding. The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the vesting of the Restricted Stock or any election made by the Participant. Required withholding taxes as determined by the Company associated with this Award must be paid in cash unless the Committee requires the Participant to pay such withholding taxes by directing the Company to withhold from the Award the number of shares of Common Stock having a Fair Market Value on the date of vesting equal to the amount of required withholding taxes. The Company in its sole discretion may also withhold any required taxes from dividends paid on the Restricted Stock.
9.Notification of 83(b) Election. In the event the Participant elects to make an 83(b) election with respect to this Award, the Participant must provide the Company notice of such election at the same time the election is filed with the Internal Revenue Service. The Participant must also tender to the Company payment of the required withholding taxes associated with such election. In the event the Participant makes an 83(b) election without consulting with the Company as to the payment of required withholding taxes, the Company may withhold from other payments to the Participant amounts necessary to effect the required withholding.
10.Amendments. This Award Agreement may be amended by a written agreement signed by the Company and the Participant; provided that the Committee may modify the terms of this Award Agreement without the consent of the Participant in any manner that is not adverse to the Participant.
11.Securities Law Restrictions. This Award shall be vested and common stock issued only in compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant at the time of vesting and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Common Stock subject to the Award are being acquired for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such a fact. The Participant acknowledges that any stock certificate representing Common Stock acquired under such circumstances will be issued with a restricted securities legend.
12.Participant Misconduct. Notwithstanding anything in the Plan or this Agreement to the contrary, the Committee shall have the authority to determine that in the event of serious misconduct by the Participant (including violations of employment agreements, confidentiality or other proprietary matters) or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliated Entity, the Award may be cancelled, in whole or in part, whether or not vested. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliated Entity shall be determined by the Committee in good faith and in its sole discretion. This paragraph 11 shall have no effect and be deleted from this Agreement following a Change of Control.
13.Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in electronic or written form. If in writing, such notices shall be deemed to have been made (a) if personally delivered in return for a receipt, (b) if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company or (c) if provided electronically, provided to Participant at his e-mail address specified in the Company’s or its Affiliated Entity’s records or as other specified pursuant to and in accordance with the Committee’s applicable administrative procedures.
14.Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Oklahoma.
15.Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.
16.Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one agreement.

EXHIBIT A
to Restricted Stock Award Agreement Under
Chesapeake Energy Corporation Long Term Incentive Plan
(the “Agreement”)
For purposes of Section 6 of the Agreement, the following terms shall have the meanings provided below:
(a)    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and, for the avoidance of doubt, a Person shall be deemed to have control over another Person at an ownership level of at least 50%.
(b)     “CHKM Change of Control” means, and shall be deemed to have occurred upon, either of the following events: (a) any Person or “group” of Persons within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company, Global Infrastructure Management, LLC or a Subsidiary or Affiliate of either (a “Third Party”) shall become the direct or indirect beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the voting power of the voting securities of the CHKM GP; or (b) the sale or other disposition, including by way of liquidation, by CHKM or the CHKM GP of all or substantially all of its assets, whether in a single or series of related transactions, to one or more Third Parties.
(c)    “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

Chesapeake Energy Corporation
Notice of Grant of Award    ID: 73-1395733
and Award Agreement    6100 N. Western Avenue
Oklahoma City, OK 73118

<NAME>    Award Number:    _________
<ADDRESS>    Plan:    LTIP
<ADDRESS>    ID:    _________

Effective <date>, you have been granted an award of <number> shares of Chesapeake Energy Corporation (the Company) common stock. These shares are restricted until the vest date(s) shown below.

The current total value of the award is $_____________.

The award will vest in increments on the date(s) shown. [four equal annual installments]

Shares    Full Vest
_____    mm/dd/yyyy
_____    mm/dd/yyyy
_____    mm/dd/yyyy
_____    mm/dd/yyyy

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

Chesapeake Energy Corporation
Date

<NAME>
Date